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                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1996 on the financial statements of First Fortis Life Insurance Company in the Registration Statement on Form S-1 and related Prospectus and Statement of Additional Information being filed under the Securities Act of 1933 for the registration of flexible premium deferred combination variable and fixed annuity contracts.

                                    /s/ Ernst & Young LLP

Syracuse, New York
October 24, 1996